Jennison Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


            					November 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                            Re: Jennison Small Company Fund, Inc.
                                               File No. 811-03084


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison
Small Company Fund, Inc. for the fiscal year ended September 30, 2004. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,



                                                 /s/ Deborah A. Docs
                                                     Deborah A. Docs
                                                 Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of September, 2004.







Jennison Small Company Fund, Inc.





Witness: /s/ Deborah A. Docs  			By:/s/ Grace C. Torres
               Deborah A. Docs  	               Grace C. Torres
               Assistant Secretary		       Treasurer





























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